================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            ViroPharma Incorporated
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                            ViroPharma Incorporated
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                            VIROPHARMA INCORPORATED
                            405 Eagleview Boulevard
                           Exton, Pennsylvania 19341

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 14, 1999

                               ----------------

To Our Stockholders:

  Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of ViroPharma Incorporated (the "Company") will be held on Friday, May 14, 1999 at 10:00 a.m., local time, at the Sheraton Great Valley Hotel, 707 East Lancaster Pike, Frazer, Pennsylvania for the following purposes:

  (1) To elect two (2) directors to Class III of the Board of Directors of the Company (the "Board of Directors") each to serve for a three-year term and until the election and qualification of his successor, and to ratify the election of two (2) directors to Class I and one (1) director to Class II of the Board of Directors previously elected by the Board of Directors to fill vacancies resulting from the resignations of directors, each until the election and qualification of his successor;

  (2) To approve an amendment to the Company's Second Amended and Restated Certificate of Incorporation granting the Board of Directors the right, concurrent with the right of the stockholders, to adopt, amend or repeal the Company's Bylaws, subject to certain limitations set forth in the Bylaws;

  (3) To approve an amendment to the Company's Bylaws granting to the Board of Directors the right to amend the Bylaws, subject to certain limitations;

  (4) To approve the transfer of certain of the Company's assets into one or more newly established wholly-owned subsidiaries of the Company formed under the laws of the State of Delaware for the purpose of obtaining the benefits of Delaware corporate and tax laws; and

  (5) To transact such other business as may properly come before the meeting.

  Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned.

  The Board of Directors has fixed the close of business on April 1, 1999 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A complete list of such stockholders will be available at the Company's headquarters, located at 405 Eagleview Boulevard, Exton, Pennsylvania, for ten days before the Annual Meeting.

  Your attention is directed to the accompanying proxy statement for the resolutions to be proposed at the Annual Meeting and additional information regarding each proposal. A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998 is enclosed with this Notice and the proxy statement.

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE.

                                          By Order of the Board of Directors,

                                          Thomas F. Doyle
                                          Vice President, General Counsel and
                                          Secretary

[April 2], 1999
Exton, Pennsylvania

                            VIROPHARMA INCORPORATED
                            405 Eagleview Boulevard
                           Exton, Pennsylvania 19341

                               ----------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 14, 1999

                               ----------------

  This Proxy Statement (the "Proxy Statement") is being furnished to the stockholders of ViroPharma Incorporated (the "Company") in connection with the solicitation by the Board of Directors (the "Board of Directors" or "Board") of the Company of proxies in the enclosed form (the "Proxy Card") for use at the Annual Meeting of Stockholders of the Company to be held on Friday, May 14, 1999 at the Sheraton Great Valley Hotel, 707 East Lancaster Pike, Frazer, Pennsylvania and any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed Proxy Card were first sent to the stockholders on or about [April 2], 1999.

  The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company by mail, telephone, facsimile, personal interviews and other methods of communication.

  The Annual Report to Stockholders for the fiscal year ended December 31, 1998 (the "Annual Report"), including financial statements and other information with respect to the Company, is being mailed to stockholders with this Proxy Statement. Such Annual Report is not part of this Proxy Statement.

                         VOTING AT THE ANNUAL MEETING

  Only stockholders of record at the close of business on April 1, 1999 (the "Record Date") are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of the Record Date, the Company had outstanding [11,574,094] shares of Common Stock, par value $.002 per share (the "Common Stock"). The holders of a majority of such shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. A quorum is necessary before business may be transacted at the Annual Meeting, except that, even if a quorum is not present, the stockholders present, in person or by proxy, shall have the power to adjourn the Annual Meeting from time to time until a quorum is present. Each stockholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such stockholder's name.

  The shares of Common Stock represented by each properly executed Proxy Card will be voted at the Annual Meeting in the manner directed by the stockholder signing such Proxy Card. The Proxy Card provides spaces for a stockholder to withhold authority to vote for the nominees for, and to ratify the previous elections of certain members of, the Board of Directors. The Proxy Card also provides spaces for a stockholder to vote "for" or "against" or "abstain" from voting with respect to the approval of the amendment of the Company's Second Amended and Restated Certificate of Incorporation (the "Second Amended and Restated Certificate of Incorporation") granting the Board of Directors the right to adopt, amend or repeal the Company's Bylaws (the "Bylaws") without the necessity of stockholder approval, subject to certain limitations set forth in the Bylaws, the approval of the amendment of the Company's Bylaws to provide for Bylaw amendments by the Board of Directors (subject to certain limitations) and the approval of the transfer of certain of the Company's assets to one or more newly established, wholly-owned subsidiaries formed under the laws of the State of Delaware. The nominees for director are to be elected, and certain members of the Board of Directors are to be ratified, by a plurality of the votes cast at the Annual Meeting. With respect to any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of the shares represented, in person or by proxy, at the Annual Meeting and entitled to vote is required to take action, unless a greater percentage is required either by law or by the Company's Second Amended and Restated Certificate of Incorporation or Bylaws.

  With regard to the election and ratification of the directors, votes may be cast in favor of, or withheld from, the nominees and other directors. Votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum for which such withheld votes will be counted. Abstentions may be specified on the proposals to approve the amendments to the Second Amended and Restated Certificate of Incorporation and Bylaws and the transfer of assets to one or more Delaware subsidiaries (but not for the election or ratification of the directors). Abstentions will be considered present and entitled to vote at the Annual Meeting, but will not be counted as votes cast in the affirmative. Abstentions on the proposals to approve the amendments to the Second Amended and Restated Certificate of Incorporation and Bylaws and the transfer of assets to one or more Delaware subsidiaries will have the effect of a negative vote because these proposals require the affirmative vote of a majority of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote. Brokers who hold shares in "street name" for customers have the authority under the rules of the various stock exchanges and national quotation systems to vote on certain items when they have not received instructions from beneficial owners. The Company believes that brokers that do not receive instructions are entitled to vote those shares with respect to the election and ratification of the directors; however, the Company believes that brokers are not entitled to vote such shares with respect to the proposals to approve the amendments to the Second Amended and Restated Certificate of Incorporation and Bylaws and the transfer of assets to one or more Delaware subsidiaries. A failure by brokers to vote those shares will have no effect on the outcome of the election and ratification of the directors, as the directors are to be elected by a plurality of the votes cast.

  If a signed Proxy Card is returned and the stockholder has given no direction with respect to a voting matter, the shares will be voted with respect to that matter by the proxy agents as recommended by the Board of Directors. Execution and return of the enclosed Proxy Card will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving notice of revocation to the Secretary of the Company at any time before the proxy is voted.

  The Company will furnish without charge to any stockholder, upon written or oral request, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Requests for such documents should be addressed to Thomas F. Doyle, Vice President, General Counsel and Secretary of ViroPharma Incorporated, 405 Eagleview Boulevard, Exton, Pennsylvania 19341, telephone number (610) 458-7300.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of [April 1], 1999, except as otherwise indicated in the relevant footnote, by (i) each person or group who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors and nominees, (iii) each of the Company's executive officers named in the Summary Compensation Table (collectively, the "Named Executive Officers") and (iv) all current executive officers and directors as a group.

                                                        Total Number of Shares Percentage of Class of
                                                           of Common Stock          Common Stock
                                                        Beneficially Owned(1)  Beneficially Owned(1)
                                                        ---------------------- ----------------------
5% Stockholders
---------------
Oak Investment Partners VI, Limited Partnership(2).....        1,573,003                13.6%
 One Gorham Island
 Westport, Connecticut 06880
FMR Corp.(3)...........................................        1,178,100                10.2
 82 Devonshire Street
 Boston, Massachusetts 02109
Technology Leaders II L.P.(4)..........................          766,700                 6.6
 800 The Safeguard Building
 435 Devon Park Drive
 Wayne, Pennsylvania 19087
Sevin Rosen Fund IV L.P.(5)............................          754,961                 6.5
 550 Lytton Avenue, Suite 200
 Palo Alto, CA 94301
UBS Asset Management (New York) Inc. (6)...............          590,000                 5.1
 1345 Avenue of the Americas
 West 54th & 55th Streets
 New York, New York 10105
Directors and Executive Officers
--------------------------------
Ann H. Lamont (2)......................................        1,573,003                13.6
Claude H. Nash (7).....................................          485,596                 4.2
Marc S. Collett (8)....................................          235,880                 2.0
Mark A. McKinlay (9)...................................          166,290                 1.4
Johanna A. Griffin (10)................................          119,799                 1.0
Guy Diana (11).........................................           95,118                  *
Frank Baldino, Jr. (12)................................           55,667                  *
Jon M. Rogers..........................................           25,573                  *
Robert J. Glaser (13)..................................           23,733                  *
David J. Williams (14).................................            6,666                  *
All directors and executive officers and a group (14
 persons)(15)..........................................        2,870,298                24.2

--------
* Less than one percent.

 (1) Applicable percentage of ownership is based on [11,574,094] shares of Common Stock outstanding as of [April 1], 1999. In accordance with the rules of the Securities and Exchange Commission (the "Commission"), shares underlying options to purchase Common Stock that are exercisable as of [April 1], 1999 or within 60 days thereafter are deemed outstanding and to be beneficially owned by the person holding such option or warrant for purposes of computing such person's percentage ownership, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

 (2) Includes 1,537,139 shares of Common Stock owned by Oak Investment Partners VI, Limited Partnership and 35,864 shares of Common Stock owned by Oak VI Affiliates Fund, Limited Partnership. Ms. Lamont is a managing member of Oak Associates VI, LLC and Oak VI Affiliates, LLC, the general partners of Oak Investment Partners VI Limited Partnership and Oak VI Affiliates Fund, Limited Partnership, respectively. Ms. Lamont shares voting and investment power with respect to the limited partnerships with the other managing members of Oak Associates VI, LLC and Oak VI Affiliates, LLC, respectively. Ms. Lamont disclaims beneficial ownership of shares in which she has no pecuniary interest.

 (3) As reflected in a Schedule 13G dated February 10, 1999. According to such
     Schedule 13G, FMR Corp. is the parent holding company of Fidelity Management & Research Company ("Fidelity"), a registered investment company under the Investment Advisors Act of 1940 that acts as investment advisor to various other investment companies (the "Funds"), and Fidelity Management Trust Company, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended ("FMT Co."). Fidelity is the beneficial owner of 923,300 shares of Common Stock. Edward Johnson III (Chairman of FMR Corp.) and FMR Corp., through its control of Fidelity and the Funds, each has the sole power to dispose of the shares of Common Stock owned by the Funds. The Funds have the sole power to vote such shares. FMT Co. is the beneficial owner of 254,800 shares of Common Stock as a result of it serving as investment manager of certain institutional accounts. Edward Johnson III and FMR Corp., through its control of FMT Co., each has the sole power to dispose of the shares of Common Stock beneficially owned by FMT Co., and the sole power to vote 238,600 shares of such Common Stock. Certain of the institutional accounts have the sole power to vote 16,200 shares of Common Stock beneficially owned by FMT Co.

 (4) Each of Technology Leaders II, L.P., Technology Leaders II Offshore C.V. and Technology Leaders II Management L.P. has the shared voting and dispositive power for such shares.

 (5) As reflected in a Schedule 13G dated February 16, 1999 and in information provided to the Company by Sevin Rosen Fund IV, L.P. Includes 748,727 shares of Common Stock owned by Sevin Rosen Fund IV L.P. and 6,234 shares of Common Stock owned by Sevin Rosen Bayless Management Company.

 (6) As reflected in a Schedule 13G dated February 13, 1998. According to UBS Asset Management (New York) Inc., it has the sole power to dispose or direct the disposition of such shares.

 (7) Includes 400 shares of Common Stock held by Mr. Nash as custodian for two minor children, and 38,175 shares of Common Stock issuable upon exercise of currently exercisable options.

 (8) Includes 1,000 shares of Common Stock held by Dr. Collett as custodian for a minor child, and 49,528 shares of Common Stock issuable upon exercise of currently exercisable options.

 (9) Includes 59,090 shares of Common Stock issuable upon exercise of currently exercisable options.

(10) Includes 22,882 shares of Common Stock issuable upon exercise of currently exercisable options.

(11) Includes 17,500 shares of Common Stock issuable upon exercise of currently exercisable options.

(12) Includes 6,667 shares of Common Stock issuable upon exercise of currently exercisable options.

(13) Includes 13,333 shares of Common Stock issuable upon exercise of currently exercisable options.

(14) Represents 6,666 shares of Common Stock issuable upon exercise of currently exercisable options.

(15) Includes options to purchase 275,976 shares of Common Stock, which either are exercisable as of April 1, 1999 or will be exercisable within 60 days after April 1, 1999.

                                  PROPOSAL 1

        ELECTION OF CLASS III DIRECTORS AND RATIFICATION OF PREVIOUSLY
                    ELECTED CLASS I AND CLASS II DIRECTORS

  The Board of Directors currently consists of 6 directors and is classified with respect to terms of office into three classes with each director serving a three-year term. Generally, each year, one class of directors is subject to stockholder vote. However, the stockholders may be asked to vote on director nominees from more than one class to ratify the election of directors previously appointed by the directors to fill vacancies in the Board. At the Annual Meeting, stockholders will vote on the election of two class III directors and the ratification of three other directors (two in Class I and one in Class II) previously elected by the Board of Directors to fill vacancies. The Class III directors elected at the Annual Meeting each will serve until the 2002 annual meeting of stockholders and until such director's successor has been elected and qualified, except in the event of such director's earlier death, resignation or removal. The terms of office for the Class I directors will expire at the annual meeting to be held in the year 2000, upon the election and qualification of their successors. The terms of office of the Class II directors will expire at the annual meeting to be held in 2001, upon the election and qualification of their successors.

  Class I members presently are Robert J. Glaser and David J. Williams. Class II members are Ann H. Lamont and Howard Pien and Class III members are Claude
H. Nash and Frank Baldino, Jr., Ph.D.

  Mr. Nash and Dr. Baldino are the Class III director nominees for election to the Board of Directors at the Annual Meeting, each to serve until the annual meeting to be held in 2002 and until his successor shall have been elected and qualified. Mr. Glaser and Mr. Williams are the Class I directors who were previously elected to the Board of Directors to fill vacancies, whose appointments are sought to be ratified at the Annual Meeting. Each shall serve until the annual meeting to be held in 2000. Mr. Pien is the Class II director who was previously elected to the Board of Directors to fill a vacancy whose appointment is sought to be ratified at the Annual Meeting. Mr. Pien shall serve until the annual meeting to be held in 2001.

  The affirmative vote of a plurality of shares of the Common Stock present, or represented by proxy, at the Annual Meeting entitled to vote is required for the election and ratification of the foregoing directors. In the event that any nominees should become unable to accept nomination or election (a circumstance which the Board of Directors does not expect), the proxy agents intend to vote for any alternate nominees designated by the Board of Directors or, in the discretion of the Board, the positions may be left vacant.

  Described below is certain information regarding each director, including the nominees.

Class I -- Directors with Terms Continuing until 2000

  Robert J. Glaser. Mr. Glaser has served as a director of the Company since August 1997. Mr. Glaser is currently President of the McKesson HBOC Pharmaceutical Services division of McKesson HBOC. He was President and COO of Ostex International from 1996-1997. Mr. Glaser was Senior Vice President of Marketing for Merck U.S. Human Health from 1994-1996, Vice President of Marketing from 1993-1994 and Vice President of Merck's Vaccine Division from 1991-1993. Mr. Glaser is 46 years of age.

  David J. Williams. Mr. Williams has served as a director of the Company since November 1997. Mr. Williams has been President and Chief Operating Officer of Pasteur Merieux Connaught USA since 1988. Mr. Williams also serves on the Board of Directors of Blue Cross of Northeastern Pennsylvania. Mr. Williams is 49 years of age.

Class II -- Directors with Terms Continuing until 2001

  Ann H. Lamont. Ms. Lamont, a co-founder of the Company, has served as director of the Company since June 1995. Since 1986, Ms. Lamont has served as general partner and managing member of certain limited partnerships affiliated with Oak Investment Partners, a venture capital organization whose affiliates are principal stockholders in the Company. Ms. Lamont is 42 years of age. Ms. Lamont also serves of the Board of Directors of BMJ Medical Management, Inc.

  Howard Pien. Mr. Pien has served as a director of the Company since August 1998. Mr. Pien is President, Pharmaceuticals, SmithKline Beecham, and has overall responsibility for the commercial operations of SmithKline Beecham's global pharmaceutical business. Since joining SmithKline Beecham in 1991, Mr. Pien has held key positions in SmithKline Beecham's pharmaceutical business in the United States, the United Kingdom, China and Korea. Mr. Pien is 41 years of age.

Class III -- Nominees for Terms Continuing until 2002

  Claude H. Nash. Mr. Nash, a co-founder of the Company, has served as Chairman of the Board of Directors since February 1997, and as Chief Executive Officer, President and director since the Company's commencement of operations in December 1994. From 1983 until 1994, Mr. Nash served as Vice President, Infectious Disease and Tumor Biology at Schering-Plough Research Institute. Mr. Nash is 56 years of age.

  Frank Baldino, Jr., Ph.D. Dr. Baldino has served as a director of the Company since June 1995. Since 1987, he has served as President, CEO and director of Cephalon, Inc., an integrated specialty biopharmaceutical company committed to the discovery, development and marketing of products to treat neurological disorders and cancer. Dr. Baldino is also a director of First Consulting Group, Inc. and Pharmacopeia, Inc. Dr. Baldino is 45 years of age.

Committees and Meetings of the Board

  The Board of Directors has a Compensation Committee and an Audit Committee. During 1998, the Board of Directors held 6 meetings, the Compensation Committee held 2 meetings, and the Audit Committee held 3 meetings. Mr. Williams attended 4 of 6 meetings of the Board of Directors held in 1998. Mr. Pien attended 2 of 3 meetings of the Board of Directors held after his election in August 1998.

  The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of, and consultants to, the Company, and the Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors. The current members of the Compensation Committee are Mr. Glaser and Ms. Lamont, and the current members of the Audit Committee are Dr. Baldino, Mr. Pien and Mr. Williams.

Compensation of Directors

  Non-employee directors not affiliated with investors in the Company receive $10,000 per year, plus travel expenses for each meeting of the Board of Directors they attend.

  In July 1997 the Company entered into agreements with each of Dr. Baldino and Mr. Glaser, and in November 1997 the Company entered into an agreement with Mr. Williams, in connection with their participation on the Board of Directors. Pursuant to such agreements, Dr. Baldino, Mr. Glaser and Mr. Williams were granted options to purchase 13,334, 20,000 and 20,000 shares of Common Stock, respectively, at an exercise price equal to the fair market value of the Common Stock on the date of grant, and are each to be paid $5,000 per year, payable in equal, quarterly installments and credited against the director fees payable to them as described above. The agreement with Mr. Glaser was terminated in September 1998.

  Dr. Baldino and Ms. Lamont are parties to indemnification agreements with the Company. Pursuant to the agreements, they are to be indemnified against liabilities and expenses incurred in connection with their services to the Company to the fullest extent permitted by Delaware law. Such indemnification is subject to each director meeting the applicable standard of care and to a determination to indemnify by a majority of disinterested directors (as defined in the agreements) or by independent counsel (also as defined in the agreements).

Compensation Committee Interlocks and Insider Participation

  None.

 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR CLASS
   III DIRECTORS AND THE RATIFICATION OF THE CLASS I AND CLASS II DIRECTORS
        PREVIOUSLY ELECTED BY THE BOARD AS DESCRIBED IN PROPOSAL NO. 1.

                            EXECUTIVE COMPENSATION

  The following table sets forth certain information with respect to compensation paid or earned during the fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998 to the Named Executive Officers.

                          Summary Compensation Table
                              Annual Compensation

                                                                      Long-term
                                                                     Compensation
                                                                     ------------
                                                                      Securities
                                                     Other Annual     Underlying   All Other
   Name and Position      Year Salary($) Bonus($) Compensation($)(1)   Options    Compensation
   -----------------      ---- --------- -------- ------------------ ------------ ------------
Claude H. Nash..........  1998 $241,805  $33,000         --             27,000      $22,500(2)
Chief Executive Officer
 and                      1997  220,000   55,000         --             45,000       20,000(3)
President                 1996  180,000   18,000         --             17,850       20,000(3)
Mark McKinlay...........  1998  194,740   28,300         --             15,000      $ 2,500(4)
Vice President, Research
 &                        1997  181,500   46,375         --             25,000          --
Development               1996  165,000   16,500         --             60,180          --
Jon M. Rogers(5)........  1998  184,456   26,350         --             12,000      $42,565(6)
Vice President, Clinical  1997  189,000   45,250         --             30,000          --
Research                  1996  104,218   10,500         --             36,147          --
Marc S. Collett.........  1998  170,665   23,925         --             15,000      $ 2,500(4)
Vice President,
 Discovery                1997  159,500   39,875         --             25,000          --
Research                  1996  145,000   14,500         --             47,430          --
Johanna A. Griffin......  1998  148,135   20,963         --             12,000      $ 2,222(4)
Vice President, Business  1997  139,750   34,938         --             20,000          --
Development               1996  125,000   12,500         --             19,763          --
Guy Diana ..............  1998  145,688   20,812         --              2,500      $ 2,185(4)
Vice President,
 Chemistry                1997  138,750   13,875         --             15,000          --
Research                  1996  125,000   12,500         --              8,288          --

--------
(1) Excludes perquisites and other personal benefits, securities or property which are, in the aggregate, less than 10% of the total annual salary and bonus.
(2) Represents premiums of $20,000 paid by the Company for life insurance of which the Company is not the beneficiary and contributions to the Company's 401(k) plan of approximately $2,500 made by the Company on behalf of Mr. Nash. The Company currently intends to continue paying these premiums in future years and does not expect such premiums to exceed $20,000 per year.
(3) Represents premiums paid by the Company for life insurance of which the Company is not beneficiary.
(4) Represents contributions made by the Company to the Company's 401(k) plan on behalf of such person.
(5) Dr. Rogers resigned from his employment with the Company as of November 16, 1998.
(6) Represents $26,027 in principal forgiven by the Company with respect to a relocation loan agreement entered into with Dr. Rogers on June 12, 1997, and $16,538 paid to Dr. Rogers under the terms of a severance agreement. See "Executive Compensation--Severance Agreement" for a description of the severance agreement and "Certain Relationships and Related Transactions--Promissory Note" for a description of the relocation loan agreement.

Stock Option Grants

  The following table summarizes stock options granted to the Named Executive Officers during fiscal 1998.

                       Option Grants in Last Fiscal Year

                                          Individual Grants
                         -----------------------------------------------------
                                                                               Potential Realizable Value
                                                                               as Assumed Annual Rates of
                             Number of                                         Stock Price Appreciation of
                            Securities      Percentage of Exercise                    Option Term(3)
                             Underlying     Total Options   Price   Expiration ---------------------------
          Name           Options Granted(1)   Granted(2)  ($/share)    Date          5%           10%
          ----           -----------------  ------------- --------  ---------- ------------- --------------
Claude H. Nash..........      27,000             8.2%     $17.625     1/1/08   $     299,275 $     758,422
Mark McKinlay...........      15,000             4.5%      17.625     1/1/08         166,264       421,346
Jon M. Rogers...........      12,000             3.6%      17.625     1/1/08         133,011       337,076
Marc S. Collett.........      15,000             4.5%      17.625     1/1/08        166, 264       421,346
Johanna A. Griffin......      12,000             3.6%      17.625     1/1/08         133,011       337,076
Guy Diana...............       2,500             0.8%      17.625     1/1/08          27,711        70,224

--------
(1) These options are exercisable in four annual installments commencing on the first anniversary of the date of grant.
(2) Based on an aggregate of 330,700 options granted to employees in 1998, including options granted to the Named Executive Officers.
(3) "Potential Realizable Value" of each grant is calculated assuming that the market price of the underlying security appreciates at annualized rates of 5% and 10% over the five-year term of the option. The result of these calculations are based on rates set forth by the Commission and are not intended to forecast possible future appreciation of the price of the Common Stock.

                   Aggregated Fiscal Year-End Option Values

  The following table shows 1998 year-end amounts and value of shares of Common Stock underlying outstanding options. The Named Executive Officers did not exercise any stock options in 1998.

                               Number of Securities
                              Underlying Unexercised     Value of Unexercised
                              Options at December 31,   In-The-Money Options at
                                       1998                December 31, 1998(1)
                             ------------------------- -------------------------
Name                         Exercisable Unexercisable Exercisable Unexercisable
----                         ----------- ------------- ----------- -------------
Claude H. Nash..............   20,175       69,675       $70,202      $82,870
Mark McKinlay...............   36,340       63,840       268,847      275,884
Jon M. Rogers...............   25,573       52,573       162,919      171,364
Marc S. Collett.............   29,965       57,465       210,727      217,764
Johanna A. Griffin..........   14,881       36,882        73,527       79,157
Guy Diana...................    9,572       14,144        19,048       33,876

--------
(1) Based on the difference between the closing price per share of $9.313 on December 31, 1998, and the exercise price of the option.

Severance Agreement

  Effective November 16, 1998, Jon M. Rogers resigned from his employment with the Company. On the same date Dr. Rogers and the Company entered into a severance agreement, pursuant to which Dr. Rogers will provide consulting services to the Company through February 16, 1999 at a fee of $16,538 per month and then receive the same monthly payment as severance for a period of three months thereafter (the "Rogers Agreement"). Under the terms of the Rogers Agreement, Dr. Rogers agreed to release the Company from any other obligations it may have incurred in connection with his employment with the Company.

Confidentiality and Inventions Agreements

  The Company has entered into confidentiality and inventions agreements with each of its employees. The agreements provide that, among other things, all inventions, discoveries and ideas made or conceived by an employee during employment which are useful to the Company or related to the business of the Company or which were made or conceived with the use of the Company's time, material, facilities or trade secret information, belong exclusively to the Company, without additional compensation to the employee. The agreements also have confidentiality provisions in favor of the Company and a noncompetition provision in favor of the Company during employment.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Promissory Note

  On June 12, 1997, the Company loaned $104,107 to Jon M. Rogers, M.D., then the Company's Vice President-Clinical Research, in connection with the relocation of his residence required by his employment with the Company. The loan is evidenced by a promissory note (the "Rogers Note"), which bears interest at an annual rate of 6.8% and comes due in full on the date of Dr. Rogers' resignation from the Company or in monthly installments beginning on the date of termination of Dr. Rogers' employment with the Company (other than by resignation), and extending over a period of between 48 months and 192 months thereafter, depending upon when the termination of employment occurs. Under the terms of the Rogers Agreement described above and the Rogers Note, 25% of the original principal amount of the loan will be forgiven by the Company on each of the first four anniversaries of the date of the Rogers Note, so long as Dr. Rogers is not then in breach of the Rogers Agreement. During 1998, the Company forgave approximately $26,027, representing 25% of the original principal amount of the loan.

  Notwithstanding anything to the contrary, the following Report of the Compensation Committee and the Performance Graph on page 13 shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                 REPORT OF THE
                            COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of two non-employee directors. The Compensation Committee is responsible for setting and administering the policies which govern annual executive salaries, bonuses (if any) and stock ownership programs. The Compensation Committee annually evaluates the performance, and determines or recommends to the full board the compensation of, the Chief Executive Officer ("CEO") and the other executive officers of the Company based upon a mix of the achievement of corporate goals, individual performance and comparisons with other biopharmaceutical companies.

  The policies of the Compensation Committee with respect to executive officers, including the CEO, are to provide compensation designed to attract, motivate and retain executives of outstanding ability and potential and to align the interests of executive officers with the interest of the Company's stockholders. The Company seeks to provide incentives for superior individual performance by paying competitive compensation, and to base a significant portion of compensation upon the Company's performance. To meet these goals, the Compensation Committee has adopted a mix among the compensation elements of salary, bonus and stock option grants with exercise prices set at fair market value at the time of grant.

  Many traditional measures of corporate performance for mature pharmaceutical companies or companies in other industries, such as earnings per share or sales growth, are not useful in the evaluation of pharmaceutical companies in the Company's stage of development. Accordingly, the Compensation Committee evaluates other indications of performance, such as the progress of the Company in achieving milestones in the development of its drug candidates, in obtaining rights to drug candidates and in raising the capital needed for its operations as the basis in making executive compensation decisions.

  The Compensation Committee also considers salary and other compensation data from an analysis of certain comparable companies, and from a relevant industry survey(s), for similar executive positions. Bonuses are awarded on a Company-wide basis upon the achievement of corporate milestones. Executive officers also are eligible to receive an additional bonus in connection with the Stockholder Value Reward program adopted by the Company in 1998 that emphasizes the link between executive incentives and the creation of stockholder value as measured by the equity markets. In awarding stock options, the Compensation Committee considers individual performance, overall contribution to the Company, officer retention, the number of unvested stock options and the total number of stock options to be awarded. In addition, the Compensation Committee generally does not award stock options to executive officers more frequently than once every year.

  The Compensation Committee met in January 1999 to review and approve base salary increases and option grants for executive officers, including the CEO, for 1999. The Compensation Committee observed that the Company's market capitalization decreased substantially in fourth quarter of 1998 due to changes in market conditions and the results of the first pediatric trial with pleconaril reported by the Company. To underscore the commitment of the Company to tying executive compensation to increases in stockholder value, the Compensation Committee did not increase the salaries of the CEO or the Company's other executive officers for 1999, other than relatively minor increases for two members of the executive team. Instead, the Compensation Committee granted the executives stock options at a higher level than in the previous year in order to align the long-term interests of the Company's executive officers with the interests of its stockholders.

  Under the Company's Stockholder Value Reward program, executives would have been eligible for a bonus if the Company's adjusted market capitalization for 1998 increased over its adjusted market capitalization in 1997. No executive, including the CEO, received any amounts under the Stockholder Value Reward program for 1998. In January 1999, the Compensation Committee approved bonuses to all employees and executive officers, equal to 5% of each person's base salary, for the successful completion of the Company's adult viral meningitis clinical trial.

  The Compensation Committee's actions described above are intended to ensure that a significant portion of the Company's executive compensation program, including the compensation of the CEO, is contingent on Company's performance, and is closely linked to increases in stockholder value.

Deductibility of Certain Compensation

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the CEO or any of the four other highest paid executive officers, excluding (among other things) certain performance-based compensation. Through December 31, 1998, this provision has not affected the Company's tax deductions, and the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1,000,000. The Compensation Committee intends to continue to evaluate the effects of the statute and any applicable regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

                                     MEMBERS OF THE COMPENSATION COMMITTEE

                                     Ann H. Lamont
                                     Robert J. Glaser

April 1, 1999

                               PERFORMANCE GRAPH

  The following line graph compares the cumulative total stockholder return on the Common Stock with the cumulative total stockholder return of the Nasdaq National Market--US and the Nasdaq Pharmaceutical Index. Dividends reinvestment has been assumed. The graph commences as of November 19, 1996, the date the Common Stock first started trading on the Nasdaq National Market.

                           [LINE GRAPH APPEARS HERE]

                       ViroPharma      Nasdaq US         Nasdaq Pharm.

        11/19/96         100             100                100
        12/31/96         125             102.38             106.13
         3/31/97         185.71           96.82             100.8
         6/30/97         255.36          114.57             108.82
         9/30/97         314.29          133.94             122.06
        12/31/97         251.79          125.6              109.59
         3/31/98         300             146.96             120.46
         6/30/98         332.14          151.21             111.65
         9/30/98         253.57          136.9              105.65
        12/31/98         133.04          176.56             140.28
         1/29/99         167.86          202.43             153.26

                                PROPOSAL NO. 2

     AMENDMENT OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

  The stockholders also are being asked to vote on a proposal to amend the Company's Second Amended and Restated Certificate of Incorporation to approve the addition of a new Article Seventh granting the Board of Directors the authority to adopt, amend and repeal the Company's Bylaws, subject to certain limitations set forth in the Bylaws. The Company intends to limit the Board's power to amend certain provisions of the Bylaws, as more fully described in "Proposal No. 3" below. Currently, action of the stockholders is required to adopt, amend or repeal the Bylaws of the Company. By limiting the Board's power to amend certain provisions of the Bylaws, the Board of Directors believes that it has preserved for the stockholders the right to approve amendments to Bylaw provisions in which the stockholders may have a particular interest. The Board of Directors believes that the proposed amendment will provide the Board with greater flexibility in governing its internal affairs. In addition, the power to amend the Bylaws, without the necessity of waiting for the next annual meeting of stockholders or the delay and expense in calling a special meeting of stockholders, will enhance the Board's ability to manage the Company and more effectively deal with changed circumstances or requirements with which it may be presented. The Board of Directors has approved the proposed amendment. Stockholders are urged to read carefully the following sections of this Proxy Statement before voting on the proposed amendment. The text of the proposed amendment to the Second Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Annex A.

  Under the Delaware General Corporation Law, the Board of Directors may amend the Bylaws if the Second Amended and Restated Certificate of Incorporation confers such authority on the Board. Currently, no such authority is granted in the Company's Second Amended and Restated Certificate of Incorporation. Regardless of whether the Board of Directors has been granted such authority, the stockholders of the Company continue to maintain the power to amend the Bylaws, as the Delaware General Corporation Law specifically provides that conferring such power upon the directors does not divest the power of a corporation's stockholders to amend its bylaws.

  Bylaws typically provide rules and procedures for managing the business and affairs of a corporation, such as calling and noticing meetings of the stockholders and Board of Directors, quorum and voting requirements, voting and inspection procedures, number and term of directors, nomination procedures for election of persons to the board of directors, filling of vacancies on the board of directors and the appointment of officers and officers' duties. From time to time, it may be desirable, or even necessary, to add to or change bylaw provisions to reflect changes in the corporation's practices or internal governance procedures or to reflect changes in applicable law. In addition, the Company's Board of Directors may from time to time decide that a change to the Bylaws is desirable, for example, to modify the minimum or maximum number of directors or to establish or change the duties of a committee of the Board or officers of the Company. Granting the Company's Board of Directors the power to amend the Company's Bylaws will allow the Board of Directors to effect such changes in a more efficient, cost-effective manner without the necessity of incurring the expense and time delay of soliciting stockholder approval at a stockholders' meeting.

  The affirmative vote of a majority of the Company's outstanding Common Stock entitled to vote at the Annual Meeting is required to approve the proposal to amend the Second Amended and Restated Certificate of Incorporation granting the Board the authority to amend the Bylaws without stockholder approval.

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE YOU VOTE "FOR" THE APPROVAL OF THE
   AMENDMENT OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION GRANTING THE BOARD OF DIRECTORS THE POWER TO ADOPT, AMEND AND REPEAL THE
COMPANY'S BYLAWS WITHOUT FURTHER STOCKHOLDER APPROVAL AS DESCRIBED IN PROPOSAL
                                    NO. 2.

                                PROPOSAL NO. 3

                              AMENDMENT OF BYLAWS

  The Board of Directors has approved a resolution (the "Bylaw Proposal"), subject to stockholder approval, to amend the Company's Bylaws to allow the Board of Directors of the Company to amend the Bylaws of the Company by an affirmative vote of a majority of the Board of Directors without having to solicit the approval of the Company's stockholders. The Bylaw Proposal requires stockholder approval to amend certain provisions of the Bylaws described below, however, in order to preserve for the stockholders the right to approve amendments to Bylaw provisions in which the stockholders have a particular interest. The Board of Directors believes it is in the best interest of the Company to amend the Bylaws to allow the Board of Directors to amend the Bylaws of the Company by an affirmative vote of a majority of the Board. The text of the Bylaw Proposal is attached as Annex B to this Proxy Statement. Presently, Section 6.7 of the Bylaws requires the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company in order for the Company to alter or repeal the Bylaws or make new Bylaws.

  The Board of Directors believes that the Bylaw Proposal will provide the Board with greater flexibility in governing its internal affairs. In addition, the power to amend the Bylaws without the necessity of waiting until the next annual meeting of stockholders or the delay and expense in calling a special meeting of stockholders will enhance the Board's ability to manage the Company and more effectively deal with changed circumstances or requirements with which it may be presented.

  Notwithstanding any power that the Board of Directors may have to adopt, amend or repeal the Bylaws, the stockholders of the Company shall maintain the power to adopt, amend or repeal the Bylaws, as the Delaware General Corporation Law specifically provides that conferring such power upon the directors does not divest such power from the stockholders. In addition, because the Board of Directors believes that certain provisions of the Bylaws are fundamental to the rights of its stockholders, the Bylaw Proposal excepts certain provisions of the Bylaws from the Board's power to amend the Bylaws. If the Bylaw Proposal is approved by the stockholders, the following provisions of the Bylaws will continue to require the approval of a majority of the outstanding shares of capital stock of the Company for their amendment or repeal:

  1. Section 1.2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or the Board of Directors, to be held at such time and place either within or without the State of Delaware as may be stated in the notice of the meeting. A special meeting of stockholders shall be called by the Secretary upon the written request, stating the purpose of the meeting, of stockholders who together own of record 25% of the outstanding stock of any class entitled to vote at such meeting.

  2. Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

  3. Section 1.7. Voting; Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the certificate of incorporation or these by-laws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting.

  4. Section 1.10 Consent of Stockholders in Lieu of Meeting. Any action required by law to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

  5. Section 6.4. Indemnification of Directors, Officers and Employees. The corporation shall indemnify to the full extent authorized by law any person made, or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation or any predecessor of the corporation.

  In addition to the foregoing, any amendment to Section 2.2 of the Bylaws that would permit the removal of a director only for cause or by a supermajority vote of the stockholders also shall require the approval of a majority of the outstanding shares of capital stock of the Company.

  The Board of Directors believes that the adoption of the Bylaw Proposal will provide the Company with more flexibility to adjust its internal governance practices and procedures and to conform such documents to changes in the law enacted from time to time. The Board of Directors believes that it is in the best interest of the Company and its stockholders for the stockholders to approve such amendment. The affirmative vote of a majority of the Company's outstanding Common Stock entitled to vote at the Annual Meeting is required to approve the Bylaws Proposal.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT OF THE
                     BYLAWS AS DESCRIBED IN PROPOSAL NO. 3

                                PROPOSAL NO. 4

                TRANSFER OF ASSETS TO A WHOLLY-OWNED SUBSIDIARY

  The Company's management has had under review the possibility of pursuing a reorganization of certain operations of the Company. The proposed changes to the Company's internal organizational structure are designed to obtain the benefits of Delaware corporate and tax laws.

  In pursuit of this strategy, the Board of Directors has determined that it would be in the best interest of the Company and its stockholders for the Board to have the ability to transfer certain of the Company's property and assets (which may include substantially all of the Company's property and assets) to one or more direct, wholly-owned subsidiaries formed under the laws of the State of Delaware. The ability of the Company to transfer assets to a new wholly-owned Delaware subsidiary and the consequent reorganization of the Company's organizational structure would permit greater flexibility for the Company to manage its assets more cost effectively and enable the Company to take advantage of available opportunities under Delaware law to minimize, to the extent feasible, the Company's present and future state tax obligations and liabilities.

  The Company is currently considering establishing such a subsidiary to provide debt financing to the Company and a subsidiary to own and license certain of the Company's intellectual property to the Company. No such considerations are as yet definitive. The change in the Company's organizational structure and the transfer of assets to any such wholly-owned Delaware subsidiary will not result in any change in the business, management, location of the principal executive offices or other facilities or capitalization of the Company. In addition, any such restructuring will not entail the issuance or redemption of any shares of capital stock of the Company and the outstanding capital stock of the Company will not be affected by the proposed internal restructuring.

  As a result of the creation of a wholly-owned Delaware subsidiary, the stockholders of the Company will not directly elect the directors of such subsidiary. Directors of such a subsidiary will be elected by the Board of Directors of the Company, as the Company will be the sole stockholder of such subsidiary. Notwithstanding that fact, however, the overall management of the affairs and operations of the Company will be under the direction of the Board of Directors, who will be elected by the stockholders of the Company. Additionally, stockholders of the Company will not be entitled to approve the sale, lease or exchange of all or substantially all of the property and assets of such a subsidiary, unless such sale, lease or exchange involves property or assets comprising all or substantially all of the property or assets of the Company.

  While a transfer of certain of the assets of the Company to one or more wholly-owned Delaware subsidiaries does not create any conflict of interest between the Company and its stockholders, in the event that any of the subsidiaries, through public or private sale, should be owned in part by persons other than the Company or its stockholders, such conflicts could arise. However, the Company has no present intention to affect a public or private sale of any portion of the ownership of any of the potential wholly-owned Delaware subsidiaries.

  The Board of Directors has determined that it would be in the best interest of the Company and its stockholders for the Company to have the ability to transfer certain of its assets and property (which may include substantially all of its assets and property) to one or more newly formed wholly-owned subsidiaries of the Company established under the laws of the State of Delaware.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 4

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  KPMG LLP has served as the Company's independent certified public accountants since 1995. KPMG LLP has been selected to continue in such capacity for the current year. A representative of that firm is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

              STOCKHOLDER PROPOSALS--FOR THE 2000 ANNUAL MEETING

  The Company intends to mail next year's proxy statement to its stockholder on or about April 15, 2000. Any stockholder proposal intended to be presented at the Company's 2000 annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") must be received by the Company at its office in Exton, Pennsylvania on or before December 15, 1999 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting.

  On May 21, 1998 the SEC adopted an amendment to Rule 14a-4, as promulgated under the Exchange Act. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which the stockholder has not sought to include in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement (or any date specified in an advance notice provision), then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

  With respect to the Company's 2000 annual meeting of stockholders, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement under Rule 14a-8, by March 1, 2000, the management proxies will be allowed to use their discretionary authority as outlined above.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act, requires that directors and certain officers of the Company, and persons who own more than 10% of the Company's Common Stock, file with the Commission initial reports of ownership and reports of changes in ownership of such Common Stock. Such directors, officers and more than ten percent stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms which they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all fiscal year 1998 Section 16(a) filing requirements applicable to its directors, officers and more than ten percent stockholders were complied with.

                                 OTHER MATTERS

  The Board of Directors of the Company does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If, however, other matters properly do come before the meeting, it is the intention of the persons named as proxy agents in the enclosed Proxy Card to vote upon such matters in accordance with their judgment.

                                          Thomas F. Doyle

                                          Vice President, General Counsel and
                                          Secretary

April 2, 1999

                                    Annex A

                   PROPOSED AMENDMENT TO SECOND AMENDED AND
                     RESTATED CERTIFICATE OF INCORPORATION

  Subject to the approval of the stockholders of the Company, the Second Amended and Restated Certificate of Incorporation shall be amended by adding the following Article "SEVENTH."

    "SEVENTH: In furtherance of the powers conferred by the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter, amend and repeal the Bylaws of the Corporation, except as otherwise provided or permitted in the Bylaws of the Corporation or under the General Corporation Law of the State of Delaware."

                                    Annex B

                                BYLAW PROPOSAL

  Subject to the approval of the stockholders of the Company, Section 6.7 of the Company's Bylaws shall be amended and restated in its entirety as follows:

  "Section 6.7. Amendment of By-laws. Except with respect to Sections 1.2, 1.3, 1.7, 1.10 and 6.4 of these by-laws, for which the amendment or repeal thereof, or adoption of any provision inconsistent therewith, shall require the approval of a majority of the outstanding shares of capital stock of the Corporation, or any amendment to Section 2.2 that would permit the removal of a director only for cause or by a supermajority vote of the stockholders, which amendment also shall require the approval of a majority of the outstanding shares of capital stock of the Corporation, these by-laws may be amended or repealed, and new by-laws made, by the Board of Directors without the approval of the majority of the outstanding shares of capital stock of the Corporation."

--------------------------------------------------------------------------------

                             VIROPHARMA INCORPORATED

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING ON MAY 14, 1999

      The undersigned hereby appoints Claude H. Nash and Thomas F. Doyle, or either of them with full power to act alone (with full power of substitution, and in place of either in case of substitution, his substitute), the attorneys and proxies for and on behalf of the undersigned to attend the Annual Meeting of VIROPHARMA INCORPORATED to be held Friday, May 14, 1999 at 10:00 a.m., local time, at the Sheraton Great Valley Hotel, 707 East Lancaster Avenue, Frazer, Pennsylvania, 19355 and any and all adjournments thereof, and to cast the number of votes the undersigned would be entitled to vote if then personally present. The undersigned instructs such proxies to vote as specified on this card.

                                 PROPOSAL NO. 1

1. Election and Ratification of Directors.

           CLASS III:                 CLASS I:                CLASS II:
           ----------                 --------                ---------
         CLAUDE H. NASH           ROBERT J. GLASER           HOWARD PIEN
     FRANK BALDINO, JR. PH.D      DAVID J. WILLIAMS

            FOR ALL NOMINEES [_]    WITHHOLD [_]    FOR ALL EXCEPT [_]

NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                 PROPOSAL NO. 2

2. Proposal to amend the Company's Second Amended and Restated Certificate of Incorporation granting the Board of Directors the right, concurrent with the right of the stockholders, to adopt, amend or repeal the Company's Bylaws, subject to certain limitations set forth in the Bylaws.

                     FOR [_]    AGAINST [_]    ABSTAIN [_]

                                 PROPOSAL NO. 3

3. Proposal to amend the Company's Bylaws granting the Board of Directors the right to amend the Bylaws, subject to certain limitations.

                     FOR [_]    AGAINST [_]    ABSTAIN [_]

                                 PROPOSAL NO. 4

4. Proposal for approval allowing the Company to transfer certain of its property and assets to one or more wholly-owned Delaware subsidiaries.

                     FOR [_]    AGAINST [_]    ABSTAIN [_]



--------------------------------------------------------------------------------
                     (Please date and sign on reverse side)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTORS, "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S BYLAWS AND "FOR" APPROVAL ALLOWING THE COMPANY TO TRANSFER CERTAIN OF THE COMPANY'S PROPERTY AND ASSETS TO ONE OR MORE WHOLLY-OWNED DELAWARE SUBSIDIARIES AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO ALL OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


                                  Date:                                   , 1998
                                        ----------------------------------
                                   (Please be sure to sign and date this Proxy)


                                  ----------------------------------------------
                                             (Stockholder sign here)


                                  ----------------------------------------------
                                               (Co-owner sign here)

                                  If shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should show their full titles.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.


--------------------------------------------------------------------------------